Exhibit 10.17

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) is made as of April 13, 2011, in Beijing, the People’s Republic of China (the “PRC”) by and among:

PARTY A: Beijing Chukong Aipu Technology Co., Ltd.

Registered address: Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing

And

CHEN Haozhi, with PRC identification number of

LIU Guanqun, with PRC identification number of

MA Fei, with PRC identification number of

CHEN Haozhi, LIU Guanqun and MA Fei are collectively referred as Party B and jointly and severally obligated under this Agreement.

(Party A and Party B individually a “Party”, and collectively the “Parties”)

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws;

2.	Beijing Wan’ai Internet Technology Co., Ltd. (the “Company”) is a limited liability company duly incorporated and validly existing under the PRC laws;

3.	Party B is shareholders of the Company (the “Pledgers”), of which CHEN Haozhi, LIU Guanqun and MA Fei holds 45%, 45% and 10% equity interests of the Company, respectively;

4.	Party A and the Company have entered into an Exclusive Consulting and Services Agreement and an Intellectual Property Licensing Agreement, each dated as of the date hereof. Party A, Party B and the Company have entered into an Equity Disposal Agreement and Business Operations Agreement, each dated as of the date hereof; and

5.	To ensure normal receipt of service fee and license fee by Party A from the company owned by Party B and performance of the Equity Disposal Agreement and the Business Operations Agreement, the Pledgers, severally and jointly, pledge all of his equity interests in the Company as security for performance of the above mentioned agreements in favor of Party A as the pledgee.

NOW, THEREFORE, the Parties hereby agree and intend to be legally bound as follows through friendly negotiations and in the principles of equity and mutual benefit:

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: means all provisions under Article 2 of this Agreement.

1.2	Equity Interest: means all equity interest of the Company legally and collectively held by the Pledgers , as well as all rights and interests acquired by the Pledgers now and hereafter based on such equity interest.

1.3	Agreements: means the Exclusive Consulting and Services Agreement, the Equity Disposal Agreement, the Business Operations Agreement, and the Intellectual Property Licensing Agreement, each dated as of the date hereof, by Party A, the Company and any other relevant parties thereto.

1.4	Event of Default: means any of the circumstances set forth in Article 7 of this Agreement.

1.5	Notice of Default: means the notice declaring an Event of Default issued by Party A pursuant to this Agreement.

2.	The Pledge

2.1	The Pledger will pledge all of its Equity Interest in the Company in favor of Party A as security for the interests and benefits of Party A under the Agreements.

2.2	The Equity Interest pledged under this Agreement will provide security for all fees (including legal fees) and expenses payable to Party A; losses, interests, liquidated damages, indemnities, expenses incurred in pursuing creditor’s claim; the liabilities for Party A when the Agreements are wholly or partially void; each by the Company and the Pledgers.

2.3	The Pledge means the entitlement granted to Party A to make priority claim for the proceeds from the discount, auction or sale of the Equity Interest pledged by the Pledgers in favor of Party A.

2.4	Unless otherwise expressly agreed by Party A after this Agreement becomes effective, the Pledge will not be released unless and until each of the Company and the Pledgers has duly performed all of its duties and obligations under the Agreements and such performance is acknowledged by Party A in writing. If the Company or any of the Pledgers fails to perform all or any part of its duties or obligations under any of the Agreements upon its expiration, Party A will still have the right to enforce the Pledge until such duties and obligations are wholly performed to the satisfaction of Party A.

3.	Term

3.1	This Pledge Agreement shall become effective as of the date of signature by each of the Parties hereto, and the Pledge will be created upon its registration with competent administration of industry and commerce.

3.2	During the Term of Pledge, if the Company fails to pay the consulting or service fees or perform any other terms under the Agreements, Party A may exercise the right to enforce the Pledge pursuant to this Agreement after reasonable notice.

4.	Possession and Custody of Pledge Certificate

4.1	The Pledgers will, after the date hereof, make best efforts to deliver the original certificate of its capital contribution for the Equity Interest held by the Pledgers in the Company to the custody of Party A, deliver to Party A the evidence for due registration of the Pledge in its register of shareholders, effect all approval and registration procedures required by the laws of PRC, and submit the Pledge registration received from competent administration of industry and commerce.

4.2	If there is any change to the particulars of the Pledge which is required to be recorded by law, Party A and Party B will record such change within five business days upon its occurrence and submit relevant change registration.

4.3	During the term of the Pledge, the Pledgers will instruct the Company not to pay any dividend or bonus or declare any profit distribution scheme; if the Pledgers are entitled to any economic benefit other than dividend, bonus or profit distribution scheme, the Pledgers will, at the request of Party A, instruct the Company to transfer relevant payment directly to the bank account designated by Party A, which payment may not be used by the Pledgers without prior written consent from Party A.

4.4	During the term of the Pledge, if the Pledgers subscribe any new registered capital of the Company or acquire any equity interest of the Company from any other Pledgers (the “New Equity Interest”), the New Equity Interest will become automatically the Equity Interest pledged under this Agreement, and the Pledgers will complete all procedures necessary to pledge the New Equity Interest under this Agreement within 10 business days upon its receipt of the New Equity Interest. If the Pledgers fail to complete the procedures within the period in the preceding sentence, Party A will immediately have the right to enforce the Pledge pursuant to Article 8 of this Agreement.

5.	Representations and Warranties of Pledgers

Each of the Pledgers represent and warrant to Party A as follows as of the date hereof and confirm that Party A’s execution and performance of this Agreement are on reliance of such representations and warranties:

5.1	The Pledgers are valid holders of the Equity Interest and have the right to pledge the Equity Interest in favor of Party A.

5.2	No legal claim or valid interference will occur when Party A exercises the right to enforce or perfect the Pledge under this Agreement during the term of the Pledge.

5.3	Party A has the right to exercise the Pledge according to law and pursuant to this Agreement.

5.4	Execution and performance of its obligations under this Agreement by the Pledgers have received requisite corporate power and are in violation of applicable laws and regulations, and the authorized representative signing this Agreement on its behalf has received legal and valid authority.

5.5	The Equity Interest held by each of the Pledgers is free from any encumbrance or any third party security interest (including without limitation pledge).

5.6	There is no pending or threatened civil, administrative or criminal actions, administrative proceedings or arbitration regarding the Equity Interest.

5.7	There is no overdue taxes, expenses, legal proceedings or procedures regarding the Equity Interest.

5.8	All terms of this Agreement represent its true expressions and have binding effect upon it.

6.	Covenants of Pledgers

6.1	The Pledgers covenants to Party A that during the term of this Agreement, the Pledgers shall:

6.1.1	not transfer the Equity Interest, create or permit the existence of any security interest or other encumbrance that may affect Party A’s rights and interests in the Equity Interest without the prior written consent of Party A, except transfer of the Equity Interest to Party A or any of its nominees at the request of Party A;

6.1.2	comply with all applicable laws and regulations, and within 5 days of receipt of any notice, order or advice from relevant competent authorities regarding the Pledge, present such notice, order or advice to Party A, and take any action reasonably instructed by Party A;

6.1.3	promptly notify Party A of any event or notice received by the Pledgers which may affect Party A’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by the Pledgers which affect performance of the obligations of the Pledgers under this Agreement, and take any action reasonably instructed by Party A.

6.2	The Pledgers agree that Party A’s exercise of its rights under this Agreement shall not be interrupted or prejudiced by the Pledgers or any of their successors or assigns.

6.3	To protect or perfect the security interest granted under this Agreement for the obligations of the Pledgers and/or the Company under the Agreements, each of the Pledgers hereby undertakes to make all necessary amendments, if applicable, to its articles and the articles of the Company, execute in good faith and to cause any other party having an interest in the Pledge to execute all certificates and deeds required by Party A, and/or perform and cause any other party having an interest in the Pledge to take any action required by Party A, provide facility for Party A to exercise its rights of the Pledge, enter into all documents regarding change of ownership of the Equity Interest with Party A or any of its nominees, and provide Party A within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Party A.

6.4	The Pledgers hereby warrant to Party A that each of the Pledgers will comply with and perform all warranties, covenants, agreements and representations for the benefit of Party A. The Pledgers shall indemnify Party A for all losses resulting from the failure or partial performance of the warranties, promises, agreements and representations by the Pledgers.

7.	Event of Default

7.1	The following circumstances shall be deemed an Event of Default:

7.1.1	The Company or any of its successors or assigns fails to pay in full any payment payable under the Agreements, or any of the Pledgers or any of their successors or assigns fails to perform its obligations thereunder;

7.1.2	Any of representations or warranties by the Pledgers in Articles 5 and 6 of this Agreement contains material misrepresentations or errors, and/or any of the Pledgers violates any of the representations, warranties or covenants in Articles 5 and 6 of this Agreement;

7.1.3	Any of the Pledgers is in material violation of this Agreement;

7.1.4	Except expressly provided under Section 6.1.1, the Pledgers abandon the Equity Interest pledged under this Agreement or assigns the Equity Interest pledged under this Agreement without written consent of Party A;

7.1.5	Any of the loans, guarantees, indemnifications, promises or other debt liabilities of the Pledgers is required for accelerated repayment or fails to be repaid or performed when it is due and payable, as a result of which it is in the reasonable belief of Party A that the Pledgers’ capability to perform this Agreement has been affected, which will consequently affect the interests of Party A;

7.1.6	Any of the Pledgers fails to repay its debts or other liabilities in its ordinary course of business, which will consequently affect the interests of Party A;

7.1.7	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for the Pledgers to continue to perform its obligations under this Agreement;

7.1.8	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or materially changed;

7.1.9	There occurs any adverse change to any of the assets owned by the Pledgers, as a result of which Party A believes that the Pledgers’ capability to perform this Agreement has been affected; and

7.1.10	Any other circumstances under which Party A may not exercise its right with respect to the Pledge according to law.

7.2	Each of the Pledgers shall immediately notify Party A in writing upon its knowledge or discovery of occurrence of any circumstances or event which may lead to any of the circumstances described in Section 7.1.

7.3	Unless an Event of Default set forth in this Section 7.1 has been resolved to its satisfaction, Party A may issue a Notice of Default to the Pledgers in writing upon the occurrence of the Event of Default or at any time thereafter demanding immediate payment of all amounts due and payable under the Agreements or performance of all or any part of the terms under the Agreements by the Pledgers. If any of the Pledgers or the Company fails to correct its default or take any necessary remedy within 10 days upon issue of the Notice of Default, Party A will have the right to enforce the Pledge under Article 8.

8.	Enforcement of the Pledge

8.1	Prior to full payment of the fees and performance of the obligations under the Agreements, the Pledgers may not assign the Pledge without written consent of Party A.

8.2	Party A will issue a Notice of Default to the Pledgers when it exercises the right to enforce the Pledge.

8.3	Subject to the provisions of Section 7.3, Party A may exercise the right to enforce the Pledge in accordance with Section 7.3 at any time after the issuance of the Notice of Default.

8.4	Party A will have the right to dispose all or any of the Equity Interest pledged under this Agreement at discount, by auction or sale, until any fees or other amounts payable under the Agreements are fully paid and each of the Agreements is fully performed.

8.5	When Party A disposes the Pledge in accordance with this Agreement, the Pledgers shall not create any obstacle, but shall provide support necessary for Party A to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without prior written consent from Party A, none of the Pledgers may assign any of its rights and obligations under this Agreement to any third party.

9.2	This Agreement shall be binding upon each of the Pledgers and its successors, and remain valid with respect to Party A and its successors and assigns.

9.3	Party A may at any time assign any and all of its rights and obligations under the Agreements to any third party designated by it, under which circumstance the assign shall have the rights and obligations of Party A under this Agreement. When Party A assigns its rights and obligations under the Agreements and upon Party A’s request, the Pledgers shall execute any agreement and/or other document relating to such assignment.

9.4	In the event of any change in the pledgee arising from any assignment, the Pledgers and the pledgee will enter into a new pledge agreement and the Pledgers will be responsible to effect all relevant registration procedures.

10.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal fees, production expenses, stamp tax and any other taxes and fees, shall be equally borne by Party A and Party B.

11.	Force Majeure

11.1	“Force Majeure Event” shall mean any event beyond the reasonable control of each of the Parties and unavoidable even if the affected Party takes reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, storms, floods, earthquakes, morning and evening tides, lightning or wars; provided, however, that any shortage of creditability, funding or financing will not be deemed as an event beyond reasonable controls of the affected Party. The affected Party seeking for the exemption of any performance of this Agreement shall forthwith inform the other Party of such event and its proposed measures to make further performance.

11.2	If performance of this Agreement is delayed or interfered due to the any Force Majeure Event, the affected Party will not be held liable for such delay or interference. The affected Party shall take necessary measures to minimize or eliminate any adverse impact from the Force Majeure Event and strive to resume the performance of this Agreement so delayed or interfered. The Parties agree to use their best efforts to restore performance of this Agreement when the Force Majeure Event disappears.

12.	Governing Law and Resolution of Disputes

12.1	The execution, validity, performance, construction of this Agreement, and the resolution of disputes hereunder shall be governed by laws of PRC.

12.2	Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

12.3	Except for the matters under dispute, Each of the Parties shall continue to perform their respective obligations under this Agreement in good faith.

13.	Notices

All notices or other correspondences given by either Party pursuant to this Agreement shall be made in writing and may be delivered in person, by registered mail, postage prepaid mail, recognized courier service or facsimile to the following addresses.

If to Party A: Beijing Chukong Aipu Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

If to Party B:

CHEN Haozhi

Attention:	CHEN Haozhi
Phone:
Fax:

LIU Guanqun

Attention:	LIU Guanqun
Phone:
Fax:

MA Fei

Attention:	MA Fei
Phone:
Fax:

14.	Schedules

The schedules attached hereto shall be an integral part of this Agreement.

15.	Waiver

Party A’s failure or delay to exercise any rights, powers or privileges hereunder shall not operate as a waiver thereof. Any single or partial exercise of its rights, powers or privileges under this Agreement by Party A shall not preclude its further exercise of any other rights, powers or privileges. The rights, remedies, powers and privileges under this Agreement are accumulative and not exclusive of any rights, remedies, powers and privileges under any laws.

16.	Miscellaneous

16.1	Any amendment, change or supplement to this Agreement shall be in writing and shall become effective upon signature and affixture of seal by each of the Parties.

16.2	It is confirmed by the Parties that this Agreement represents fair and reasonable agreements made on the basis of equity and mutual benefits. If any clause hereof is held invalid or unenforceable due its inconsistency with applicable laws in any jurisdiction, such clause shall be invalid or unenforceable only in such jurisdiction and will not have effect upon the remainder of this Agreement.

16.3	Each of Party B undertakes to be bound by the terms under this Agreement regardless of any change of its shareholding in the Company, and the terms under this Agreement are applicable to all equity interests in the Company then held by Party C.

16.4	This Agreement is written in Chinese in five originals.

[Remaining intentionally left blank]

Signature page of Equity Interest Pledge Agreement

PARTY A: BEIJING CHUKONG AIPU TECHNOLOGY CO., LTD. (Company Seal)

By:	/s/ CHEN Haozhi
Chairman

PARTY B:

CHEN Haozhi

By:	/s/ CHEN Haozhi

LIU Guanqun

By:	/s/ LIU Guanqun

MA Fei

By:	/s/ MA Fei

Schedule I Share Register

Share Register of Beijing Wan’ai Internet Technology Co., Ltd.

As of [                    ]

Name of shareholders	Address	Contribution	Amount (RMB)	Percentage (%)	Date of Contribution	Contribution Certificate Number	Notes
CHEN Haozhi		Cash	450,000	45%	2010.4	1	The equity interest has been pledged to Beijing Chukong Aipu Technology Co., Ltd. on [ ]
LIU Guanqun		Cash	450,000	45%	2010.4	2	The equity interest has been pledged to Beijing Chukong Aipu Technology Co., Ltd. on [ ]
MA Fei		Cash	100,000	10%	2010.12	3	The equity interest has been pledged to Beijing Chukong Aipu Technology Co., Ltd. on [ ]

By:	/s/ CHEN Haozhi
Legal Representative

(Company seal)

Schedule II Share Capital Contribution Certificate

Beijing Wan’ai Internet Technology Co., Ltd.

Capital Contribution Certificate

(Number 1)

Beijing Wan’ai Internet Technology Co., Ltd. (the “Company”) was formed on July 9, 2007, and has been registered with Beijing Municipal Administration of Industry and Commerce with registration number 110108010326439. The registered capital of the Company is RMB515,000.

CHEN Haozhi, one shareholder of the Company, has made contribution to the Company at total amount of RMB231,750. This Certificate is hereby issued therefor.

Beijing Wan’ai Internet Technology Co., Ltd.

(Company seal)

****************

Beijing Wan’ai Internet Technology Co., Ltd.

Capital Contribution Certificate

(Number 2)

Beijing Wan’ai Internet Technology Co., Ltd. (the “Company”) was formed on July 9, 2007, and has been registered with Beijing Municipal Administration of Industry and Commerce with registration number 110108010326139. The registered capital of the Company is RMB515,000.

LIU Guanqun, one shareholder of the Company, has made contribution to the Company at total amount of RMB231,750. This Certificate is hereby issued therefor.

Beijing Wan’ai Internet Technology Co., Ltd.

(Company seal)

****************

Beijing Wan’ai Internet Technology Co., Ltd.

Capital Contribution Certificate

(Number 3)

1

Beijing Wan’ai Internet Technology Co., Ltd. (the “Company”) was formed on July 9, 2007, and has been registered with Beijing Municipal Administration of Industry and Commerce with registration number 110108010326139. The registered capital of the Company is RMB515,000.

MA Fei, one shareholder of the Company, has made contribution to the Company at total amount of RMB51,500. This Certificate is hereby issued therefor.

Beijing Wan’ai Internet Technology Co., Ltd.

(Company seal)

2